                                                                    Exhibit 4.19

                                                                  EXECUTION COPY

                          SECURITIES PURCHASE AGREEMENT

                                      Among

                               LEVI STRAUSS & CO.

                                    as Seller

                                       and

                  THE PURCHASERS SET FORTH ON SCHEDULE I HERETO

                                  as Purchasers



                       ----------------------------------



                                January 15, 2002

                                TABLE OF CONTENTS

                                                                            Page
1. Agreement To Sell and Purchase .......................................      1

2. Closing, Delivery And Payment ........................................      1

3. Representations and Warranties Of The Company ........................      2

   3.1 Organization, Good Standing And Qualification ....................      2

   3.2 Authorization; Binding Obligations ...............................      2

   3.3 Absence of Conflicts .............................................      3

   3.4 Valid Issuance of Securities .....................................      3

   3.5 Governmental Consents, Etc .......................................      3

   3.6 No Untrue Statements .............................................      4

4. Representations And Warranties Of The Purchasers .....................      4

   4.1 Requisite Power And Authority ....................................      4

   4.2 Consents .........................................................      4

   4.3 Investment Representations .......................................      4

5. Conditions To Closing ................................................      5

   5.1 Conditions To The Purchasers' Obligations At The Closing .........      5

   5.2 Conditions To Obligations Of The Company .........................      6

6. Rule 144 Reporting ...................................................      6

7. Covenants ............................................................      7

   7.1 Transfer Restrictions ............................................      7

   7.2 Registration Rights ..............................................      7

8. Miscellaneous ........................................................      7

   8.1 Governing Law ....................................................      7

   8.2 Survival .........................................................      7

   8.3  Successors And Assigns .................................   7

   8.4  Separability ...........................................   8

   8.5  Amendment And Waiver ...................................   8

   8.6  Notices ................................................   8

   8.7  Expenses ...............................................   8

   8.8  Attorneys' Fees ........................................   8

   8.9  Headings ...............................................   9

   8.10 Counterparts ...........................................   9

   8.11 Broker's Fees ..........................................   9

   8.12 Subsequent Consents, Permits and Waivers ...............   9

List of Schedules:
-----------------

Schedule I - Purchasers and Aggregate Principal Amount of Securities to be Purchased

List of Exhibits:
----------------

Exhibit A - Registration Rights Agreement
Exhibit B - Final Memorandum
Exhibit C - Form of Opinion

                               LEVI STRAUSS & CO.

                          SECURITIES PURCHASE AGREEMENT

         This Securities Purchase Agreement (the "Agreement") is entered into as
                                                  ---------
of January 15, 2003, among Levi Strauss & Co., a Delaware corporation (the "Company"), and the purchasers set forth on Schedule I hereto (each a
 -------
"Purchaser," and collectively the "Purchasers").
 ---------                         ----------

                                    RECITALS

         WHEREAS, the Company has previously entered into the Purchase Agreement, dated as of November 26, 2002 (the "November Purchase Agreement"; any
                                               ---------------------------
capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the November Purchase Agreement) among the Company and the purchasers named in such agreement for the purchase of $425,000,000 principal amount of 12 1/4% Senior Notes due 2012 (the "Securities"), with the Securities
                                              ----------
being issued under the Indenture, dated as of December 4, 2002 (the "Indenture"), between the Company and Wilmington Trust Company, as trustee (the
 ---------
"Trustee"), and with the Securities having the benefit of a Registration Rights
 -------
Agreement, dated as of November 26, 2002 (the "Registration Rights Agreement"),
                                               -----------------------------
among the Company and the purchasers named in the November Purchase Agreement, a copy of which is attached hereto as Exhibit A; and
                                    ---------

         WHEREAS, the Purchasers desire to purchase $50,000,000 aggregate principal amount of the Securities with such purchase to be made in a private placement to close on January 22, 2003; and

         WHEREAS, the Company desires to issue and sell the Securities to the Purchasers on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.       Agreement To Sell and Purchase.

         Subject to the terms and conditions hereof, the Company hereby agrees to issue and sell to the Purchasers, and the Purchasers agree, jointly and severally, to purchase from the Company, at the Closing, the principal amount of Securities set forth opposite each Purchaser's name on Schedule I hereto, which totals $50,000,000 aggregate principal amount of Securities, at a purchase price of 98.58% of the aggregate principal amount of the Securities purchased pursuant to the terms hereof, plus accrued interest from December 4, 2002 to the Closing Date (as defined below).

2.       Closing, Delivery And Payment.

         Subject to the terms of Section 5, the closing of the sale and purchase of the Securities under this Agreement (the "Closing") shall take place on
                                             -------
January 22, 2003, at the offices of Shearman & Sterling, 555 California Street, San Francisco, California 94104, or at such other time or location as may be agreed by each of the parties hereto. The date of the Closing is referred to as the "Closing Date." Delivery of the Securities shall be made to
                    ------------
the Purchasers against payment by the Purchasers of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company.

3.       Representations and Warranties Of The Company.

         The Company represents and warrants to the Purchasers that those representations and warranties set forth in the November Purchase Agreement attached hereto as Annex 1 shall be true and correct in all material respects as of the date hereof (except to the extent expressly made as of an earlier date, in which case, as of such earlier date). Except as set forth in the Schedule of Exceptions attached hereto as Annex 2, the Company hereby additionally represents and warrants to Purchasers as of the date hereof as follows:

         3.1      Organization, Good Standing And Qualification.

         Each of the Company and its subsidiaries has been duly incorporated or organized and is validly existing as a corporation or other valid legal entity in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate or company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Offering Memorandum, dated as of November 26, 2002 (the "Final
                                                                          -----
Memorandum"), a copy of which is attached hereto as Exhibit B, and is duly
----------                                          ---------
qualified to do business as a foreign corporation or other valid legal entity and is in good standing under the laws of each jurisdiction which requires such qualification, except in jurisdictions in which the failure to be so qualified or to be in good standing has not had and would not reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, a "Material
                                                                   --------
Adverse Effect" shall mean a material adverse effect on, or a material adverse
--------------
change in, the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole.

         3.2      Authorization; Binding Obligations.

         All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, for the execution, authentication and delivery of the Securities pursuant to the Indenture, for the sale of the Securities pursuant hereto and for the performance of the Company's obligations hereunder has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered, will be a valid and binding obligation of the Company enforceable in accordance with its terms. The sale of the Securities is not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with. When issued in compliance with the provisions of this Agreement and the Indenture, the Securities will be legal, valid and binding obligations of the Company, and will be free of any liens or encumbrances; provided, however, that the Securities may be subject to restrictions on transfer under this Agreement and under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

          3.3     Absence of Conflicts.

          Neither the execution and delivery of the Indenture, this Agreement or the Registration Rights Agreement, the issue and sale of the Securities, nor the consummation of any other of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to,
(i) the charter or by-laws of the Company or any of its subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which any of their respective properties is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority of the United States or any state thereof having jurisdiction over the Company, any of its subsidiaries or any of their respective properties or to the Company's knowledge, any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority outside of the United States having jurisdiction over the Company, any of its subsidiaries or any of their respective properties, except, with respect to (x) clause (ii) and (y) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority outside of the United States described in clause (iii) as to which the Company has no knowledge, for conflicts, violations, breaches or impositions that would not reasonably be expected to have a Material Adverse Effect.

         3.4      Valid Issuance of Securities.

         This Agreement and the Indenture have been duly authorized, executed and delivered by the Company, and each of the Agreement and the Indenture constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity); and the Securities have been duly authorized, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Purchasers, will have been duly executed and delivered by the Company and will constitute the legal, valid and binding obligations of the Company entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity).

         3.5      Governmental Consents, Etc.

         No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Indenture or the Registration Rights Agreement, except such as will be obtained under the Securities Act of 1933 (the "Securities Act") and the Trust Indenture Act in connection with the
 --------------
transactions contemplated by the Registration Rights Agreement and such as may be required under the blue sky or securities laws of any jurisdiction in connection with the transactions contemplated by this Agreement and the Registration Rights Agreement.

         3.6     No Untrue Statements

         The Final Memorandum did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as of November 26, 2002. Since November 26, 2002, there has been no material adverse change, or any development regarding a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, except as set forth in the Company's periodic and current reports filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities
                                         ----------
Exchange Act of 1934, as amended (the "Exchange Act"), from November 26, 2002
                                       ------------
through January 12, 2003, the draft earnings press release (the "Draft Release")
                                                                 -------------
relating to the Company's fourth quarter and fiscal year 2002 financial results, or in Exhibit A to the Commitment Letter, dated as of January 12, 2003 (the "Commitment Letter") between the Company and the Purchasers. The Draft Release
 -----------------
is complete and correct in all material respects as of the date hereof.

4.       Representations And Warranties Of The Purchasers.

         The Purchasers hereby represent and warrants, jointly and severally, to the Company as follows:

         4.1     Requisite Power And Authority.

         The Agreement has been duly authorized, executed and delivered by each Purchaser, and constitutes a legal, valid and binding instrument enforceable against such Purchaser in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity).

         4.2     Consents.

         No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as will be obtained under the Securities Act and the Trust Indenture Act in connection with the transactions contemplated by the Registration Rights Agreement and such as may be required under the blue sky or securities laws of any jurisdiction in connection with the transactions contemplated by this Agreement and the Registration Rights Agreement.

         4.3     Investment Representations.

         Each Purchaser understands that the Securities have not been registered under the Securities Act. Each Purchaser also understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon such Purchaser's representations contained in the Agreement. The Purchasers hereby represent and warrant, jointly and severally, as follows:

                 (a) Purchaser Is A Qualified Institutional Buyer. Each Purchaser represents that it is a "qualified institutional buyer" within the meaning of 144A of the Securities Act.

                 (b) Purchaser Bears Economic Risk. Each Purchaser understands that the Securities may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Securities or an available exemption from registration under the Securities Act, the Securities must be held indefinitely. Each Purchaser hereby represents and agrees to the restrictions on transfer of the Notes set forth on pages 129 through 131 of the Final Memorandum.

                 (c) Acquisition For Own Account. Each Purchaser is purchasing the Securities for its own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and each Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. None of the Purchasers have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

                 (d) Purchaser Can Protect Its Interest. Each Purchaser represents that by reason of its, or of its management's, business or financial experience, such Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. None of the Purchasers are a corporation, trust or partnership specifically formed for the purpose of consummating these transactions.

                 (e) No Action Jeopardizing Private Placement. Each Purchaser represents that it is not aware of any reason why it should not qualify as an investment in a private placement, and that it is not aware of taking any action that would make a private placement transaction unavailable.

                 (f) Company Information. Each Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations, facilities, and the any of the Company's releases and its periodic and current reports filed with the Commission pursuant to the Exchange Act, the Draft Release, and the information contained in Exhibit A to the Commitment Letter.

Each Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

5.       Conditions To Closing.

         5.1     Conditions To The Purchasers' Obligations At The Closing.

         The Purchasers' obligation to purchase the Securities identified in
Section 1 of the Agreement at the Closing are subject to the satisfaction, at or prior to the Closing, of the following conditions:

                  (a) Representations And Warranties True; Performance Of Obligations. The representations and warranties made by the Company in Section 3 and the representations and warranties which are incorporated by reference in Annex 1 shall be true and correct in all material respects as of the Closing (except to the extent expressly made as of an earlier date, in which case, as of such earlier date), and the Company shall have performed and complied with all material obligations and conditions herein required to be performed or complied with by it on or prior to the Closing.

                  (b) Legal Investment. At the time of the Closing, the sale and issuance of the Securities shall be legally permitted by all laws and regulations to which the Purchasers and the Company are subject.

                  (c) Legal Opinion. The Company shall have delivered an opinion of counsel to the Purchasers in substantially the form attached hereto as Exhibit C.
---------

                  (d) Transfer Agent Instructions. The Company shall have delivered to the Purchasers a copy of a letter to the Company's transfer agent, dated the Closing Date, and instructing the transfer agent to issue the Securities.

         5.2      Conditions To Obligations Of The Company.

         The Company's obligation to issue and sell the Securities at the Closing is subject to the satisfaction, on or prior to the Closing of the following conditions:

                  (a) Representations And Warranties True. The representations and warranties made by the Purchasers in Section 4 hereof shall be true and correct in all material respects as of the Closing, with the same force and effect as if they had be made on and as of the Closing.

                  (b) Performance Of Obligations. The Purchasers shall have performed and complied with all material obligations and conditions herein required to be performed or complied with by it on or prior to the Closing.

                  (c) Payment of Purchase Price. The Purchasers shall have delivered to the Company payment for the Securities to be acquired by the Purchasers in the amounts set forth in Section 1 hereto pursuant to the wire instructions provided by the Company.

6.       Rule 144 Reporting.

         So long as any of the Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to the Purchasers and to each prospective purchaser (as designated by any of the Purchasers) of such restricted securities, upon the request of any of the Purchasers or the prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. This covenant is intended to be for the benefit of the Purchasers, and the prospective purchasers designated by any of the Purchasers, from time to time of such restricted securities.

7.       Covenants.

         7.1      Transfer Restrictions.

         The Purchasers acknowledge and agree that they have received material non-public information regarding the Company and that the Purchasers shall not purchase or sell, offer to purchase or sell or agree to purchase or sell, directly or indirectly, any securities or derivative securities of the Company while in possession of such material non-public information in violation of the U.S. securities laws. In addition, the Purchasers agree to be bound by the transfer restrictions set forth on pages 129 through 131 of the Final Memorandum.

         7.2      Registration Rights.

         The Company shall provide the Securities purchased by the Purchasers the benefits of registration rights identical to those applicable to the Securities purchased under the November Purchase Agreement and include such Securities in the exchange offer registration statement that will be filed with the Commission relating to the Securities purchased under the November Purchase Agreement.

8.       Miscellaneous.

         8.1      Governing Law.

         This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

         8.2      Survival.

         The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any of the Purchasers or the Company, as the case may be, and will survive delivery of and payment for the Securities; provided, however, that the representations and warranties of
                --------  -------
the Company shall be deemed to be made at the Closing Date only.

         8.3      Successors And Assigns.

         This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, and, except as expressly set forth in Section 5(h) of the November Purchase Agreement, no other person will have any right or obligation hereunder. This Agreement may not be assigned without the express written consent of the Company and the Purchasers.

         8.4      Separability.

         In case any provision of the Agreement shall be invalid, illegal or unenforceable, such provision shall, to the extent practicable, be modified so as to make it valid, legal and enforceable and to maintain as nearly as practicable the intent of the parties, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         8.5      Amendment And Waiver.

                  (a) This Agreement may be amended or modified only upon the written consent of the parties hereto.

                  (b) The obligations of the Company and the rights of any holder of the Securities under this Agreement may be waived only with the written consent of the parties hereto.

                  (c) Except to the extent provided in this Section 8.5, neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated, except by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

                  (d) Any amendment or waiver effected in accordance with this
Section 8.5 shall be binding upon any future holder of some or all of the Securities.

         8.6      Notices.

         All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to AIG Global Investment Corporation, Attn: Private Placement Department (fax no.: (713) 831-1072) and confirmed to AIG Global Investment Corp., Attn: Private Placement Department, A36-04, P.O. Box 3247, Houston, Texas, 77253-3247, with a copy to AIG Global Investments Corporation, Legal Department - Investment Management, 2929 Allen Parkway, Suite A36-01, Houston, TX, 77019-2155 (fax no.: (713) 831-2328); or, if sent to the Company, will be mailed, delivered or telefaxed to (415) 501-7650 and confirmed to it at Levi's Plaza, 1155 Battery Street, San Francisco, CA 94111, attention of the Legal Department.

         8.7      Expenses.

         The Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement, and the Purchasers shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

         8.8      Attorneys' Fees.

         If legal action is brought to enforce or interpret this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and legal costs in connection therewith.

         8.9      Headings.

         The section headings used herein are for convenience only and shall not affect the construction hereof.

         8.10     Counterparts.

         This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

         8.11     Broker's Fees.

         Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein.

         8.12     Subsequent Consents, Permits and Waivers.

         The Company shall obtain promptly after the Closing all authorizations, approvals, consents, permits and waivers that are necessary or applicable for consummation of the transactions contemplated by this Agreement and that were not obtained prior to the Closing because they may be properly obtained subsequent to the Closing.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

                                  LEVI STRAUSS & CO.


                                  By:___________________________________________
                                     Name:
                                     Title:


                                  PURCHASERS:

                                  VALIC COMPANY II - HIGH YIELD BOND
                                    FUND
                                  VALIC COMPANY II - STRATEGIC BOND
                                    FUND
                                  SUNAMERICA INCOME FUNDS SERIES -
                                    SUNAMERICA HIGH YIELD BOND FUND
                                  SUNAMERICA INCOME FUNDS SERIES -
                                    SUNAMERICA STRATEGIC BOND FUND
                                  SUNAMERICA SERIES TRUST -
                                    SUNAMERICA HIGH YIELD BOND FUND
                                  RMF HIGH YIELD STRATEGIES, LTD.
                                  LAFAYETTE LIFE INSURANCE COMPANY -
                                    HIGH YIELD
                                  STANDARD INSURANCE COMPANY
                                  AMERICAN GENERAL CBO 2000-1 LTD.
                                  THE UNITED STATES LIFE INSURANCE
                                    COMPANY
                                  SUNAMERICA LIFE INSURANCE COMPANY

                                  AIG GLOBAL INVESTMENT CORP.,
                                    as Investment Advisor to each Purchaser

                                  By:___________________________________________
                                     Name: Timothy Janszen
                                     Title: Managing Director

                                     Annex 1

                               LEVI STRAUSS & CO.

          SCHEDULE OF REPRESENTATIONS AND WARRANTIES FROM THE NOVEMBER
                               PURCHASE AGREEMENT


         Pursuant to Section 3 of the Securities Purchase Agreement, dated as of January 15, 2003, (the "Agreement"), among Levi Strauss & Co (the "Company") and
                        ---------                                  -------
the purchasers set forth on Schedule 1 thereto (the "Purchasers"), the Company
                                                     ----------
hereby delivers this Schedule of Certain Representations and Warranties given by the Company in the Purchase Agreement, dated as of November 26, 2002 (the "November Purchase Agreement"), among the Company and the purchasers named in
 ---------------------------
such agreement. Each of the following representations and warranties shall be true and correct in all material respects as of the Closing, except, if they have been made as to a previous date, then they shall be true and correct as of that date. Any capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the November Purchase Agreement.

         (a) All documents filed by the Company under the Exchange Act (the "Exchange Act Documents"), when they were filed with the Commission, complied as
 ----------------------
to form in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder, and, when they were so filed, did not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (b) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representations) has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Securities under the Act.

         (c) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representations) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

         (d) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf has engaged in any directed selling efforts with respect to the Securities, and each of them has complied with the offering restrictions requirements of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

         (e) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum will not be, an "investment company" within the meaning of the Investment Company Act, without taking account of any exemption arising out of the number of holders of the Company's securities.

         (f) The Company is subject to and in full compliance with the reporting requirements of Section 13 and Section 15(d) of the Exchange Act.

         (g) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated by the November Purchase Agreement).

         (h) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

         (i) All the outstanding shares of capital stock of each subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Final Memorandum and other than the Company's subsidiaries in Japan and Turkey, all outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

         (j) The Company's authorized equity capitalization is as set forth in the Final Memorandum, and the Voting Trust Agreement entered into as of April 15, 1996, among the Voting Trustees and stockholders of the Company conforms in all material respects to the description thereof contained in the Final Memorandum.

         (k) The statements in the Final Memorandum under the headings "Important Federal Income Tax Considerations", "Description of Notes", "Exchange Offer; Registration Rights", "Business-Trademarks", "Business--Legal Proceedings", "Risk Factors--Our success depends on the continued protection of our trademarks and other proprietary intellectual property rights" and in the fourth paragraph under "Business--Sourcing, Manufacturing and Logistics--Manufacturing and Finishing", insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are, in all material respects, accurate and fair summaries of such legal matters, agreements, documents or proceedings.

         (l) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Final Memorandum or the Exchange Act Documents present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); and the selected financial data set forth under the caption "Selected Historical Consolidated Financial Data" in the Final Memorandum fairly present, on the basis stated in the Final Memorandum, the information included therein.

         (m) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of the Agreement, the Indenture or the Registration Rights Agreement, or the consummation of any of the transactions contemplated hereby or thereby; or (ii) could reasonably be expected to have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

         (n) The Company and each of its subsidiaries own, lease or license all such properties as are necessary to the conduct of their respective operations as presently conducted.

         (o) Neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter or bylaws; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, other than such violations or defaults the occurrence of which would not reasonably be expected to have a Material Adverse Effect, whether or not arising from the transactions in the ordinary course of business.

         (p) KPMG LLP, who have reviewed certain financial statements of the Company and its consolidated subsidiaries included in the Final Memorandum, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder. Arthur Andersen LLP, who has previously certified certain financial statements of the Company and its consolidated subsidiaries and previously delivered their report with respect to the audited consolidated financial statements and schedules included in the Final Memorandum or the Exchange Act Documents, were at all times during their engagement by the Company independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

         (q) To the Company's knowledge, there are no material stamp or other issuance or transfer taxes or duties or other material similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities.

         (r) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure so to file would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax or other assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

         (s) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries' principal suppliers, contractors or customers that in any such case could have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

         (t) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are reasonable and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect, except when the failure to be in full force and effect would have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; except as would not have a Material Adverse Effect, there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

         (u) No subsidiary of the Company is currently contractually prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Final Memorandum or the Company's Credit Agreement dated as of February 1, 2001, among the Company, the banks, financial institutions and other institutional lenders listed on the signature pages thereto, Bank of America, N.A., as swing line bank, Banc of America Securities LLC and Salomon Smith Barney Inc., as co-lead arrangers and joint book managers, Citicorp USA, Inc., as syndication agent, The Bank of Nova Scotia, as documentation agent, and Bank of America, N.A., as the administrative and collateral agent, as amended as of July 11, 2001, January 28, 2002 and July 26, 2002 (the "Existing Bank Credit Facility");
                                               -----------------------------
the Indenture, dated as of July 31, 2001, by and between Levi Strauss Receivables Funding, LLC, as issuer, and Citibank, N.A. as Indenture Trustee, Paying Agent, Authentication Agent, Transfer Agent and Registrar, and all documents related thereto (together, the "Domestic Receivables Securitization
                                          -----------------------------------
Facility"); and the European Receivables Agreement, dated February 2000,
--------
between the Company and Tulip Asset Purchase Company B.V., and all documents related thereto (together, the "European Securitization Agreements").
                                ----------------------------------

         (v) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, other than such licenses, certificates, permits or other authorizations, the failure of which to possess would not have a Material Adverse Effect, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

         (w) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; and (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Securities and Exchange Commission, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company's management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate to allow timely decisions regarding required disclosure.

         (x) In the ordinary course of its business, the Company periodically reviews the effect of applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws") on the business, operations and properties
               ------------------
of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); on the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

         (y) Except as would not have a Material Adverse Effect, each of the Company and its subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the regulations and published
                                   -----
interpretations thereunder with respect to each "plan" (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and its subsidiaries are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations; the Company and its subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

     (z) The subsidiaries listed on Annex A attached to the November Purchase Agreement are the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X under the Act (the "Subsidiaries").
                                                ------------

     (aa) The Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks (including the Levi's(R), Dockers, Slates(R) and Levi Strauss SignatureTM trademarks), trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "Intellectual Property") necessary for
                                          ---------------------
the conduct of the Company's business as now conducted free and clear of any material security interests, claims, liens or encumbrances, except as would not have a Material Adverse Effect or as set forth in or contemplated in (i) the Final Memorandum (exclusive of any amendment or supplement thereto) or (ii) the Existing Bank Credit Facility, and none of the Intellectual Property, to the best knowledge of the Company, conflicts with the valid trademark, trade name, copyright, patent, patent right or intangible asset of any other Person to the extent that such conflict has or would have a Material Adverse Effect.

                                     Annex 2

                               LEVI STRAUSS & CO.

                         COMPANY SCHEDULE OF EXCEPTIONS

         Pursuant to Section 3 of the Securities Purchase Agreement, dated as of January 15, 2003 (the "Agreement"), among the Levi Strauss & Co. (the "Company")
                       ---------                                       -------
and the purchasers set forth in Schedule 1 thereto (the "Purchasers"), the
                                                         ----------
Company hereby delivers this Schedule of Exceptions to the representations and warranties of the Company given in the Agreement. Each section number in this Schedule of Exceptions corresponds to the section numbers in the Agreement; however, any information disclosed herein under any section number shall be deemed to be disclosed and incorporated in any other section number of the Agreement where such disclosure would be appropriate. Any capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

         3.1      Organization; Good Standing and Qualification
                  ---------------------------------------------

                           No Exceptions.

         3.2      Authorization; Binding Obligations
                  ----------------------------------

                           No Exceptions.

         3.3      Absence of Conflicts
                  --------------------

                           No Exceptions.

         3.4      Valid Issuance of Securities
                  ----------------------------

                           No Exceptions.

         3.5      Governmental Consents, Etc.
                  ---------------------------

                           No Exceptions.

         3.6      No Untrue Statements
                  --------------------

                           No Exceptions.

                                   SCHEDULE I
                                   ----------

                                                                                              Principal Amount of
                                                                                              -------------------
                                                                                              Securities to be
                                                                                              ----------------
Purchaser                                                                                     Purchased
---------                                                                                     ---------
VALIC Company II - High Yield Bond Fund                                                       125,000

VALIC Company II - Strategic Bond Fund                                                        50,000

SunAmerica Income Funds Series - SunAmerica High Yield Bond Fund                              1,000,000

SunAmerica Income Funds Series - SunAmerica Strategic Bond Fund                               150,000

SunAmerica Series Trust - SunAmerica High Yield Bond Fund                                     1,250,000

RMF High Yield Strategies, Ltd.                                                               750,000

Lafayette Life Insurance - High Yield                                                         100,000

Standard Insurance Company                                                                    450,000

American General CBO 2000-1 Ltd.                                                              3,000,000

The United States Life Insurance Company                                                      21,550,000

SunAmerica Life Insurance Company                                                             21,575,000

EXHIBIT C

                           _____________________, 2003

To the Purchasers of the Securities
of Levi Strauss & Co. pursuant to
the Securities Purchase Agreement
dated as of the date hereof

Ladies and Gentlemen:

         We have acted as counsel to Levi Strauss & Co., a Delaware corporation (the "Company"), in connection with the issuance and sale by the Company to the
      -------
purchasers set forth on Schedule 1 to the Purchase Agreement (as hereinafter defined) (the "Purchasers") of $50,000,000 aggregate principal amount of the
               ----------
Company's 12 1/4% Senior Notes Due 2012 (the "Securities"), subject to the terms
                                              ----------
and conditions set forth in the Securities Purchase Agreement dated January 15, 2002 (the "Purchase Agreement"), among the Company and the Purchasers. The
           ------------------
Securities are to be issued under an Indenture, dated as of December 4, 2002 (the "Indenture"), between the Company and Wilmington Trust Company, as trustee
      ---------
(the "Trustee"). Capitalized terms used herein without definition have the
      -------
meanings specified therefor in the Purchase Agreement.

         In such capacity, we have examined copies of the preliminary offering memorandum dated November 25, 2002 and the final offering memorandum dated November 26, 2002 (such final offering memorandum, including the information incorporated by reference therein, being hereafter referred to as the "Final
                                                                       -----
Memorandum"). We have also examined the Purchase Agreement, the Purchase
----------
Agreement, dated as of November 26, 2002 (the "November Purchase Agreement"),
                                               ---------------------------
between the Company and the purchasers named in such agreement, the Indenture, a specimen of the Securities and the originals, or copies identified to our satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed necessary as a basis for the opinions hereinafter expressed. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. In rendering the opinions expressed below, we have relied as to factual matters to the extent we deem proper, upon the representations and warranties contained in or made pursuant to the Purchase Agreement, certificates of officers of the Company and certificates of public officials.

         Our opinions set forth below are limited to the laws of the State of New York, the State of California, the General Corporation Law of the State of Delaware and the federal laws of the United States, and we do not express any opinion herein concerning any other law.

         Based upon and subject to the foregoing, we are of the opinion that:

         (i) The Indenture has been duly authorized, executed and delivered by the Company and the Trustee, and constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as (x) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally (including, without limitation, all laws relating to fraudulent transfers) and (y) the enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

         (ii) The Securities have been duly and validly authorized and executed by the Company and, assuming due authentication by the Trustee, when delivered and paid for in accordance with the Indenture and the Purchase Agreement, the Securities will be (x) legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as (A) enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally (including without limitation, all laws relating to fraudulent transfers) and (B) the enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (y) entitled to the benefits of the Indenture;

         (iii) The statements set forth under the heading "Description of Notes" and "Exchange Offer; Registration Rights" in the Final Memorandum, in each case insofar as such statements purport to summarize certain provisions of the Securities and the Indenture, provide, in all material respects, a fair summary of such provisions;

         (iv) The Purchase Agreement has been duly authorized, executed and delivered by the Company;

         (v) None of the execution and delivery of the Purchase Agreement, the issue and sale of the Securities, nor the consummation of any other of the transactions contemplated therein, nor the fulfillment of the terms thereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or asset of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company; (ii) the terms of the Indenture; (iii) the terms of the Existing Bank Credit Facility (as defined in the November Purchase Agreement), as amended as of and including November 26, 2002, including any covenant contained therein; (iv) the terms of the Existing Indentures (as defined in the November Purchase Agreement) and any amendments thereto, including any covenant contained therein; or (v) any law, rule or regulation of the United States applicable to securities transactions or the General Corporation Law of the State of Delaware;

         (vi) Based upon the representations, warranties and agreements of the Company and of you in the Purchase Agreement, it is not necessary in connection with the offer, sale and delivery of the Securities to you under the Purchase Agreement and the Final Memorandum to register the Securities under the Act or to qualify the Indenture under the Trust Indenture Act (it being understood that no opinion is expressed as to any subsequent resale of any Security); and

         (vii) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum, will not be an "investment company" as defined in the Investment Company Act without taking account of any exemption arising out of the number of holders of the Company's securities.

                  This letter is being furnished to you solely for your benefit in connection with your purchase of the Securities, and is not to be used, circulated, quoted or otherwise referred to for any other purpose.

                                              Very truly yours,




JDW/MKH/DL/SPH

                                        3